Exhibit 16.1

July 30, 2021

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.W.

Washington, D.C. 20549-7561

We have read the statements of Alpha Investment Inc. relating to the event described under Item 4.01 of Form 8-K dated July 30, 2020 and we agree with such statements as they pertain to our firm.

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC

Salt Lake City, UT